                                                                    EXHIBIT 2.1

                        AGREEMENT OF MERGER

                   NICHOLS RESEARCH CORPORATION,

                    NICHOLS SELECT CORPORATION,

                           TXEN,  INC.,

                                AND

                       THE SHAREHOLDERS OF
                            TXEN, INC.

                      Dated:  August 27, 1997

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                               TABLE OF CONTENTS
                                       TO
                              AGREEMENT OF MERGER

SECTION 1.  EFFECTIVE DATE ..................................................1

SECTION 2.  GOVERNING LAW ...................................................2

SECTION 3.  CAPITALIZATION AND CERTIFICATE OF INCORPORATION .................2

SECTION 4.  BYLAWS ..........................................................2

SECTION 5.  MERGER CONSIDERATION, CONVERSION OF SHARES AND CAPITAL STOCK OF
            THE SURVIVING CORPORATION........................................2
     5.1  Contribution to Capital ...........................................2
     5.2  Stock of Subsidiary; Class B Common Stock .........................2
     5.3  Merger Consideration ..............................................3
     5.4  Exchange of Stock Certificates ....................................3
     5.5  Exchange Agents ...................................................3
     5.6  Stock Options .....................................................3
     5.7  Restricted Stock ..................................................5

SECTION 6.  BOARD OF DIRECTORS AND OFFICERS .................................5

SECTION 7.  EFFECT OF MERGER ................................................5

SECTION 8.  APPROVAL OF SHAREHOLDERS ........................................6

SECTION  9.   REPRESENTATIONS AND WARRANTIES OF NICHOLS RESEARCH
              CORPORATION AND SUBSIDIARY.....................................6
     9.1  Organization; Standing; Corporate Power ...........................6
     9.2  Authority .........................................................7
     9.3  Approvals and Consents ............................................7
     9.4  Validity ..........................................................7
     9.5  No Breach .........................................................7
     9.6  Finders ...........................................................7
     9.7  Periodic Reports ..................................................7
     9.8  Financial Statements ..............................................7

SECTION 10.  REPRESENTATIONS AND WARRANTIES OF TXEN AND SHAREHOLDERS.........8
     10.1 Organization; Standing; Corporate Power ...........................8
     10.2 Authority ........................................................10
     10.3 Approvals and Consents ...........................................10
     10.4 Validity .........................................................10
     10.5 No Breach ........................................................10
     10.6 Personal Property ................................................10
     10.7 Financial Statements .............................................10
     10.8 No Material Change ...............................................11
     10.9 Undisclosed Liabilities and Obligations ..........................11
     10.10 Actions Since June 30, 1997 .....................................11
     10.11 Inventory .......................................................13
     10.12 Tax Matters .....................................................13
     10.13 Real Property ...................................................13
     10.14 Title and Condition of the Assets and Properties ................14
     10.15 Proprietary Rights ..............................................15
     10.16 Software and Information Systems ................................15
     10.17 Contracts and Leases ............................................16
     10.18 Material Commitments ............................................18
     10.19 Warranties, Service Commitments, and Maintenance Agreements......18
     10.20 Permits and Licenses; Compliance with Laws ......................19
     10.21 Employee Benefits ...............................................19
     10.22 Labor Matters ...................................................20
     10.23 Employees; Wage Increases .......................................20
     10.24 No Pending or Threatened Litigation and Claims ..................21
     10.25 Environmental Matters ...........................................21
     10.26 Customers .......................................................21
     10.27 Suppliers .......................................................21
     10.28 Insurance .......................................................21
     10.29 Product Specifications ..........................................22
     10.30 Accounts Receivable .............................................22
     10.31 Disclosure ......................................................22
     10.32 Accounts ........................................................22
     10.33 Transactions with Related Parties ...............................22
     10.34 Finders .........................................................23
     10.35 Surviving Corporation's Ability to Operate the Business..........23
     10.36 Capitalization ..................................................23
     10.37 Subsidiaries ....................................................23
     10.38 Securities Matters ..............................................23
     10.39 Availability of Information .....................................24
     10.40 Limited Representations and Warranties of the University.........24
          10.40.1  Authority ...............................................25
          10.40.2  Ownership ...............................................25
          10.40.3  Enforceability ..........................................25
          10.40.4  No Consent ..............................................25
          10.40.5  Estoppel Provisions .....................................25
     10.41 Special Representations and Warranties of Thomas L. Patterson....25
          10.41.1  Authority ...............................................25
          10.41.2  Ownership ...............................................26
          10.41.3  Enforceability ..........................................26
          10.41.4  No Consent ..............................................26
          10.41.5  Estoppel Provisions .....................................26

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SECTION 11.  CONDUCT OF CONSTITUENT CORPORATION SPENDING THE
             EFFECTIVE DATE.................................................26
     11.1 Certificate of Incorporation and Bylaws ..........................26
     11.2 Capitalization ...................................................26
     11.3 Operate in Ordinary Course .......................................26
     11.4 Not Sell or Encumber Purchased Assets ............................27
     11.5 Preserve Business Organization ...................................27
     11.6 Maintain Properties ..............................................27
     11.7 Maintain Books of Account ........................................27
     11.8 Comply with Law ..................................................27
     11.9 Inventory ........................................................27
     11.10 Maintain Insurance ..............................................27
     11.11 Advise Surviving Corporation of Adverse Change ..................27
     11.12 Access for NRC ..................................................27
     11.13 Third-Party Consents ............................................28
     11.14 Not Incur Indebtedness ..........................................28
     11.15 Preserve Capital Structure ......................................28
     11.16 TXEN Authorization ..............................................28

SECTION 12.  CONDITIONS  PRECEDENT TO OBLIGATIONS OF NICHOLS RESEARCH
             CORPORATION AND SUBSIDIARY.....................................28
     12.1 Representations and Warranties True as of Closing Date............28
     12.2 Compliance with Agreement ........................................28
     12.3 No Litigation ....................................................29
     12.4 Third-Party Consents and Approvals ...............................29
     12.5 Compliance with Law ..............................................29
     12.6 Material Adverse Effect ..........................................29
     12.7 Opinion of Counsel for TXEN ......................................29
     12.8 Employment Agreements ............................................29
     12.9 Certified Resolutions ............................................29
     12.10 Certificates of Fulfillment of Conditions .......................29
     12.11 Shareholder Approval ............................................29
     12.12 No Dissenting Shareholders ......................................29
     12.13 Fairness Opinion ................................................30
     12.14 University Resolution ...........................................30

SECTION 13.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TXEN ...................30
     13.1 Representations and Warranties True on Closing Date ..............30
     13.2 Compliance with Agreement ........................................30
     13.3 No Litigation ....................................................30
     13.4 Opinion of Counsel for Subsidiary ................................30
     13.5 Certified Resolutions ............................................30
     13.6 Certificates of Fulfillment of Conditions ........................30

SECTION 14.  DESIGNATIONS AND AGREEMENTS REQUIRED BY LAW ...................31

SECTION 15.  ACCESS ........................................................31

SECTION 16.  TERMINATION ...................................................31
     16.1 Circumstances of Termination .....................................31
     16.2 Effect of Termination ............................................31

SECTION 17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
             INDEMNIFICATION................................................32
     17.1 Survival .........................................................32
     17.2 Definition .......................................................32
     17.3 Indemnification by Shareholders ..................................32
     17.4 Indemnification by Surviving Corporation and NRC .................32
     17.5 Allocation of Damages ............................................32
     17.6 Notice of Claim ..................................................33
     17.7 Defense of Third Party Claims ....................................33
     17.8 Reduction for Insurance and Tax Benefits .........................33
     17.9 Deductible .......................................................33
     17.10 Limitations .....................................................34
     17.11 Arbitration .....................................................34

SECTION 18.  CERTAIN COVENANTS OF THE PARTIES WITH RESPECT TO TAX MATTERS...34
     18.1 Tax Records ......................................................34
     18.2 TXEN Final Tax Return ............................................34

SECTION 19.  PIGGYBACK REGISTRATION RIGHTS OF SHAREHOLDERS .................34
     19.1 In General .......................................................34
     19.2 Expenses, Limitations and Agreements .............................36
     19.3 No Assignment of Piggyback Rights ................................36
     19.4 Transfer Restriction .............................................36
     19.5 Termination ......................................................36

SECTION 20.  POST CLOSING COVENANTS ........................................37

SECTION 21.  GENERAL PROVISIONS ............................................37
     21.1 Further Assurances ...............................................37
     21.2 Waiver ...........................................................37
     21.3 Broker ...........................................................37
     21.4 Notices ..........................................................37
     21.5 Entire Agreement .................................................38
     21.6 Governing Law ....................................................38
     21.7 Assignment .......................................................38
     21.8 Counterparts .....................................................38
     21.9 Interpretation and Construction ..................................38
     21.10 Shareholder Representative ......................................39
     21.11 Corporate Policies, etc .........................................39
     21.12 Severability ....................................................39
     21.13 Knowledge .......................................................39

                                    EXHIBITS

EXHIBIT

  A       Articles of Merger
  B       Certificate of Merger
  C       Merger Consideration Allocation
  D       Escrow Agreement
  E       Schedule of Disclosures
  F       Opinion of Counsel for TXEN

  G-1     Amendment to Thomas L. Patterson Employment Agreement
  G-2     Amendment to Paul D. Reaves Employment Agreement
  G-3     H. Grey Wood Employment Agreement
  H       Opinion of Counsel for Subsidiary
  I       Arbitration Provisions

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                      SCHEDULE OF DISCLOSURES

SECTION

10.1      Foreign Jurisdiction List
10.3      Required Consents and Approvals List
10.6      Personal Property List
10.7      Financial Statements
10.8      Material Change List
10.9      Liabilities and Obligations List
10.10     List of Exceptions to Actions Since June 30, 1997
10.12     Taxes List
10.13     Leased Real Property List
10.15     Proprietary Rights List
10.16     Software List
10.17     Contracts List
10.18     Material Commitments List
10.19     Product Warranty List
10.20     Permit List
10.21     Employee Benefits List
10.23     Employee List
10.24     Litigation and Claims List
10.26     Customer List
10.27     Supplier List
10.28     Insurance Policies List
10.32     Accounts List
10.33     Transactions with Related Parties List
10.36     Shareholders/Number of Shares List

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER, (sometimes referred to as the "Agreement" or the "Merger"), dated as of August 27, 1997, is among NICHOLS RESEARCH CORPORATION, a Delaware corporation ("NRC"); NRC's wholly owned subsidiary, NICHOLS SELECT CORPORATION, a Delaware corporation ("Subsidiary" and sometimes referred to as the "Surviving Corporation"); TXEN, INC., an Alabama corporation, ("TXEN") and the holders of all of the $0.002 par value Class A common stock of TXEN listed on the signature page to this Agreement (the "Shareholders"). Subsidiary and TXEN shall sometimes be referred to collectively as the "Constituent Corporations" and individually as a "Constituent Corporation." The Shareholders execute and deliver this Agreement for the purposes of (i) joining in the representations and warranties of TXEN, (ii) providing indemnification to NRC and the Surviving Corporation and (iii) acknowledging receipt and acquiescence in the disclosures of certain matters with respect to NRC and its common stock.

                              W I T N E S S E T H:

     Each Constituent Corporation deems it advisable for the general welfare of Constituent Corporation and its shareholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement and the applicable laws of the States of Delaware and Alabama. Accordingly, TXEN shall be merged with and into the Subsidiary with Subsidiary as the Surviving Corporation in accordance with and pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware and Section 10-2B-11.07 of the Alabama Business Corporation Act. The name of the Surviving Corporation shall be "NICHOLS SELECT CORPORATION." The Shareholders of the Constituent Corporations have consented to this Agreement of Merger in accordance with Delaware and Alabama law. NRC will make available to Subsidiary (as a contribution to capital) a sufficient amount of cash and a sufficient number of restricted (and unregistered) shares of NRC common stock, par value of $0.01 per share (the "NRC Common Stock") to effect the Merger.

     It is agreed that the terms and conditions of the Merger and the mode of carrying it into effect shall be as follows:

                           SECTION 1. EFFECTIVE DATE

     On August 29, 1997 (the "Closing Date"), provided the conditions to the consummation of this Agreement have been satisfied or waived, a meeting (the "Closing") shall take place at the office of Ritchie & Rediker, L.L.C., in Birmingham, Alabama, at which time the parties to this Agreement shall execute and deliver (i) the Articles of Merger and Certificate of Merger attached hereto as Exhibits "A" and "B", respectively, to comply with applicable filing and recording requirements of the States of Alabama and Delaware and (ii) all other documents, certificates, opinions and instruments contemplated herein. The date of such Articles and Certificate shall be the Closing Date and the effective date of the Merger set forth in such Articles and Certificate shall be August 31, 1997, at 11:59 p.m., Central Daylight Saving Time (the "Effective Date"). On the Closing Date, an executed counterpart of the Certificate of Merger and Articles of Merger shall be personally delivered, mailed or transmitted by facsimile for filing in the appropriate filing offices in the States of Delaware and Alabama.

                            SECTION 2. GOVERNING LAW

     The Surviving Corporation shall be governed by the laws of the State of Delaware.

    SECTION 3.  CAPITALIZATION AND CERTIFICATE OF INCORPORATION

     The number of authorized shares of the capital stock of the Surviving Corporation shall be 1,000 shares of common stock, par value of $1.00 per share. The Certificate of Incorporation of Subsidiary as in effect on the date of this Agreement shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Date.

                               SECTION 4. BYLAWS

     The Bylaws of Subsidiary as in effect on the date of this Agreement shall be the Bylaws of the Surviving Corporation.

             SECTION 5. MERGER CONSIDERATION, CONVERSION OF SHARES
                 AND CAPITAL STOCK OF THE SURVIVING CORPORATION

     5.1 CONTRIBUTION TO CAPITAL. On or prior to the Effective Date, NRC shall transfer and deliver to Subsidiary, as a contribution to its capital, such number of shares of NRC Common Stock and such amount of cash or other immediately funds as shall be necessary to carry out the provisions of this
Section 5.

     5.2 STOCK OF SUBSIDIARY; CLASS B COMMON STOCK. None of the capital stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall be converted as a result of the Merger, but all of such shares of capital stock shall remain issued and outstanding shares of capital stock of the Surviving Corporation. On the Effective Date, each share of $0.002 par value Class B common stock of TXEN, all of which is owned by NRC, shall be cancelled and extinguished and none of the merger consideration set forth in Section 5.3 below shall be paid to NRC.

     5.3 MERGER CONSIDERATION. The Class A common stock of TXEN (the "TXEN Common Stock") issued and outstanding immediately prior to the Effective Date (excluding shares held by TXEN as treasury stock, which shares shall be cancelled and extinguished on the Effective Date) shall, upon the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, be exchanged for and converted into such number of shares of fully paid and nonassessable NRC Common Stock having a value as hereinafter determined of $26,324,706.77 and cash in the amount of $17,550,265.13 (the "Merger Consideration"). The TXEN Common Stock so exchanged and converted is herein sometimes referred to as the "Converted TXEN Stock." The value of the NRC shares of Common Stock shall be determined based on the average of the daily weighted sale price of such stock as quoted by National Association of Securities Dealers Automated Quotation System for the ten business day period ending five days immediately preceding the Closing. The Merger Consideration shall be paid and allocated to each Shareholder in accordance with Exhibit "C" attached hereto for each Shareholder and made a part hereof. The Shareholders shall deposit into escrow a portion of the Merger Consideration identified on Exhibit "C" for each Shareholder to be held pursuant to the Escrow Agreement attached hereto as Exhibit "D."

     5.4 EXCHANGE OF STOCK CERTIFICATES. As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Converted TXEN Stock shall surrender the same to an agent or agents designated by the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefor the Merger Consideration as shown on Exhibit "C" for each Shareholder. Dividends payable after the Effective Date to holders of record in respect of shares of NRC Common Stock into which certificates for shares of Converted TXEN Stock shall be exchangeable shall not be paid to holders of such certificates until their certificates are surrendered for exchange. Until so surrendered, each outstanding certificate which, prior to the Effective Date, represented Converted TXEN Stock shall be deemed for all corporate purposes to evidence ownership of the Merger Consideration into which the shares of Converted TXEN Stock prior to the Effective Date shall have been converted.

     5.5 EXCHANGE AGENTS. NRC may direct the Surviving Corporation to appoint an NRC employee, agent or representative, including, without limitation, Allen Dillard, as the exchange agent for purposes of this Section of the Merger Agreement. Adoption of this Agreement by the Shareholders of TXEN shall constitute ratification of the appointment of such exchange agent at the direction of NRC or the Surviving Corporation.

     5.6  STOCK OPTIONS.

          (a) At the Effective Date, each option to purchase shares of TXEN Class A Common Stock pursuant to an option grant under the TXEN, Inc., 1996 Incentive Stock Option Plan or the TXEN, Inc., Key Employee Incentive Stock Option Plan (the "Option Plans") which are outstanding at the Effective Date (the "TXEN Options"), whether or not exercisable, shall be converted into and become rights with respect to NRC Common Stock, and NRC shall assume each TXEN Option, in accordance with the terms of the Option Plan by which it is evidenced, except that from and after the Effective Date, (i) NRC and NRC's Board of Directors shall be substituted for TXEN and the Committee of TXEN's Board of Directors (including, if applicable, the entire Board of Directors of TXEN) administering such Option Plans, (ii) each TXEN Option assumed by NRC may be exercised solely for shares of NRC Common Stock, (iii) the number of shares of NRC Common Stock subject to such options shall be equal to the number of shares of TXEN Common Stock subject to each such TXEN Option immediately prior to the Effective Date multiplied by .451677 (the "Exchange Ratio"), and (iv) the per share exercise price under each such TXEN Option shall be adjusted by dividing the per share exercise price under each such TXEN Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, NRC shall not be obligated to issue any fraction of a share of NRC Common Stock upon exercise of TXEN Options, and any fraction of a share of NRC Common Stock that otherwise would be subject to a converted TXEN Option shall represent the right to receive a cash payment upon exercise between the market value of one share of NRC Common Stock at the time of exercise of such option and the per share exercise price of such option. The market value of one share of NRC Common Stock at the time of exercise of an option shall be the closing price of such NRC Common Stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by
NRC) on the last trading day preceding the date of exercise. NRC and TXEN agree to take all necessary steps to effectuate the foregoing provisions of this
Section 5.6.

          (b) As soon as practicable after the Effective Date, NRC shall deliver to the participants in the Option Plans an appropriate notice, setting forth such participant's rights pursuant thereto and the grants subject to such Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 5.6(a) after giving effect to the Merger). Within 90 days after the Effective Date, NRC shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of NRC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (c) All contractual restrictions or limitations on transfer with respect to TXEN Common Stock awarded under the Option Plans or any other plan, program or contract of TXEN, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, or contract, shall remain in full force and effect with respect to shares of NRC Common Stock into which such restricted stock is converted pursuant to
Section 5.6 of this Agreement.

          (d) TXEN has an option to purchase 119,732 shares of TXEN Common Stock from Thomas L. Patterson and Paul D. Reaves, which constitute the source of the TXEN Common Stock needed to fund the Option Plans. At the Closing, such option shall be assigned by virtue of the Merger to the Surviving Corporation which shall thereupon have the right to purchase from Messrs. Patterson and Reaves the shares of NRC Common Stock into which such 119,732 shares of TXEN Common Stock have been converted for the purpose of funding the Option Plans with NRC Common Stock.

     5.7 RESTRICTED STOCK. The NRC Common Stock to be transferred to the Shareholders in exchange for their TXEN Common Stock will not be registered under the Securities Act of 1933 (the "1933 Act") or the securities laws of any state, and will therefore be restricted securities. Consequently, the NRC Common Stock to be received by the Shareholders in the Merger will not be transferrable unless registered under the 1933 Act or exempt from registration thereunder and registered under securities laws of applicable states or exempt from registration thereunder. By their signature to this Merger Agreement, each Shareholder represents and warrants that he or she has been advised that the NRC Common Stock will be "Restricted Securities" within the meaning of the 1933 Act and applicable state securities laws and further represents and warrants that he or she has been advised of the resale limitations.

                   SECTION 6. BOARD OF DIRECTORS AND OFFICERS

     On the Effective Date, the members of the Board of Directors of the Surviving Corporation shall be Thomas L. Patterson, Chris H. Horgen, Allen
E. Dillard and Patsy L. Hattox.

                          SECTION 7. EFFECT OF MERGER

     On the Effective Date, the separate existence of TXEN shall cease and it shall be merged with and into the Surviving Corporation. On the Effective Date, all the rights, privileges, powers and franchises of each of the Constituent Corporations, both of a public and private nature, all property, real, personal, and mixed, all debts due on account, and all other things in action and all intangible assets belonging to each of the Constituent Corporations and all and every other interests shall be transferred to and vested in the Surviving Corporation, without further act or deed, as effectually as they were vested in the respective Constituent Corporations; and the title to any property, whether vested by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thereafter be responsible for all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Constituent Corporations and all said debts, liabilities, obligations, restrictions, disabilities and duties shall thereafter attach to the Surviving Corporation and may be enforced against it to the same extent as if they had been incurred or contracted by it, but the liabilities of each Constituent Corporation or of its stockholders, directors, or officers shall not be affected, nor shall the rights of creditors of each Constituent Corporation or of any person dealing with either Constituent Corporation or any liens upon the property of either Constituent Corporation be impaired by the Merger and any action or proceeding pending by or against either of the Constituent Corporations may be carried to judgment the same as if the Merger had not taken place, which judgment shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware and the Alabama Business Corporation Act, at the Effective Date, TXEN shall be merged with and into Subsidiary, with Subsidiary as the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of NRC, but shall continue its corporate existence under the laws of the State of Delaware. The separate corporate existence of TXEN shall terminate at the Effective Date.

                      SECTION 8. APPROVAL OF SHAREHOLDERS

     This Agreement, the Certificate of Merger and the Articles of Merger have been approved by the shareholders of each Constituent Corporation as provided by Section 228 of the General Corporation Laws of the State of Delaware and
Section 10-2B-11.03 of the Alabama Business Corporation Act. However, it shall be a condition to the Closing of the transaction contemplated by this Agreement that no Shareholder shall have filed dissenter's rights, an appraisal remedy or similar proceeding seeking the fair value of his common stock in TXEN.

                  SECTION 9. REPRESENTATIONS AND WARRANTIES OF
                  NICHOLS RESEARCH CORPORATION AND SUBSIDIARY

     NRC and Subsidiary, jointly and severally, represent and warrant that:

     9.1 ORGANIZATION; STANDING; CORPORATE POWER. Subsidiary and NRC are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subsidiary is a wholly-owned subsidiary of NRC. NRC and Subsidiary each have all requisite power and authority, corporate and otherwise, to carry on and conduct their respective businesses as they are now being conducted and to own and lease their properties and assets.

     9.2 AUTHORITY. Subsidiary and NRC each has full legal right, power, and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by Subsidiary and NRC to authorize the execution, delivery, and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

     9.3 APPROVALS AND CONSENTS. No approval, authorization, consent, order, or action of, or filing with, any person, entity, court, administrative agency, or other governmental authority is required for the execution and delivery by Subsidiary and NRC of this Agreement or the documents to be delivered at Closing or the consummation by Subsidiary and NRC of the transactions contemplated hereby or thereby.

     9.4 VALIDITY. This Agreement has been, and the documents to be delivered by Subsidiary and NRC at Closing will be, duly executed and delivered and constitute lawful, valid, and binding obligations of Subsidiary and NRC enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the discretion of a court in granting equitable relief. The approval of the shareholders of NRC is not required for the authorization or issuance of the NRC Common Stock or for any of the other transactions contemplated by this Agreement.

     9.5 NO BREACH. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not prohibited by, will not violate or conflict with any provision of, and will not constitute a default under or a breach of (a) the charter or bylaws of Subsidiary or NRC,
(b) any contract, agreement, or other instrument to which Subsidiary or NRC is a party, (c) any order, writ, injunction, decree, or judgment of any court or governmental agency, or (d) any law, rule, or regulation applicable to Subsidiary or NRC.

     9.6 FINDERS. No finder or broker has acted or is acting on behalf of Subsidiary or NRC in connection with the transactions contemplated by this Agreement.

     9.7 PERIODIC REPORTS. The information in the NRC Forms 10-Q Reports for the first, second and third quarters of 1997, NRC's Annual Report to its Shareholders for 1996, NRC's Proxy Statement for the 1996 Annual Shareholders Meeting and NRC's Form 10-K for 1996 (copies of which have been furnished to each Shareholder of TXEN) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     9.8 FINANCIAL STATEMENTS. The Consolidated Balance Sheets of NRC and its subsidiaries as of August 31, 1996, and the related Consolidated Statements of Income, Shareholders' Equity and Cashflow for the year ended August 31, 1996, including the Notes thereto, as included in the NRC Form 10-K Report for 1996, have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the consolidated financial position of NRC and its subsidiaries as of August 31, 1996, and their consolidated results of operations for the period then ended. The Consolidated Balance Sheets, Statements of Income, Shareholders' Equity and Cashflows, and the Notes thereto set forth in the NRC Quarterly 10-Q Reports for the first, second and third quarters of fiscal year 1997 have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the consolidated financial position of NRC and its subsidiaries as of such quarterly date then ended, subject to normal year-end audit adjustments and any other adjustments described therein.

                   SECTION 10. REPRESENTATIONS AND WARRANTIES
                            OF TXEN AND SHAREHOLDERS

     Subject to any exceptions described in the schedule of disclosures attached as Exhibit "E" to this Agreement (the "Schedule"), and the limited representations and warranties with respect to the Board of Directors of the University of Alabama for the use of and on behalf of the University of Alabama, Tuscaloosa, Alabama (the "University") set forth in Section 10.40 hereof, TXEN and each of the Shareholders, jointly and severally, represent and warrant to NRC and Subsidiary that:

     10.1 ORGANIZATION; STANDING; CORPORATE POWER. TXEN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama. TXEN has full power and authority, and all requisite licenses, permits, and franchises, to own, lease, and operate its properties and to carry on its business as currently conducted. TXEN is duly licensed and qualified to do business as a foreign corporation and is in good standing in all jurisdictions where failure to be so licensed or qualified would have a material adverse effect upon its business or properties. Schedule 10.1 sets forth an accurate, correct, and complete list of all jurisdictions in which TXEN is licensed and qualified to do business. The authorized capital stock of TXEN consists of the following:

                                Par Value      Shares        Shares
   Designation                  Per Share      Authorized    Outstanding
   -----------                  ---------      ----------    -----------
Class A Common Stock            $0.002         5,000,000     4,000,500
Class B Common Stock            $0.002         1,250,000       999,500
Preferred Stock                 $0.002             1              -0-

The shares of TXEN capital stock issued and outstanding are owned as follows:

          Shareholder                           Number of Shares
          -----------                           ----------------
                                                Class A      Class B
                                                -------      --------
     Thomas L. Patterson                        1,820,763       -0-
     Thomas L. Patterson, Trustee of the
         Patterson Family Charitable Unitrust,
         established August 5, 1997               366,000       -0-
     Paul D. Reeves                               781,255       -0-
     Chris H. Horgen                              245,000       -0-
     Philip Bowling                                50,000       -0-
     Billy E. Callans                              18,750       -0-
     William L. Crocker                            42,500       -0-
     Jeffrey J. Fisher                             22,500       -0-
     Gregory L. Fuller                             31,266       -0-
     Noel Gartman                                   7,500       -0-
     Robert D. Goodworth                            2,500       -0-
     Bryan V. Jennings                             22,500       -0-
     Amy E. Knowles                                25,000       -0-
     Scott L. McFarland                            25,000       -0-
     Patricia R. Mize                              11,000       -0-
     Todd K. Morgan                                37,500       -0-
     Nancy R. Onaka                                 2,000       -0-
     Roy T. Sailor                                 12,500       -0-
     Steven A. Selikoff                            46,200       -0-
     Annie M. Till                                 31,266       -0-
     Maxine Wade                                    7,500       -0-
     Richard G. Waggener                           25,000       -0-
     David A. Watts                                 7,500       -0-
     Terence A. Weber                              37,500       -0-
     H. Grey Wood                                 165,000       -0-
     Nichols Research Corporation                    -0-       999,500
     University                                   157,000       -0-

There are no warrants, options or other rights with respect to the capital stock of TXEN, except with respect to an option described below to acquire 119,732 shares of Class A common stock for issuance pursuant to the Option Plans. A list of the Optionees has been furnished NRC. TXEN has an option, a copy of which has been furnished NRC, to purchase up to 119,732 shares of TXEN Common Stock from Thomas L. Patterson and Paul D. Reaves for the purpose of funding the Option Plans. The aggregate purchase price for the stock TXEN may purchase from Messrs. Patterson and Reaves is equal to the aggregate option exercise price TXEN will receive upon exercise of options granted pursuant to the Option Plans.

     10.2 AUTHORITY. TXEN has full legal right, power, and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by TXEN to authorize the execution, delivery, and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

     10.3 APPROVALS AND CONSENTS. Except for the consents required as set forth on Schedule 10.3, no approval, authorization, consent, order, or action of, or filing with, any person, entity, court, administrative agency, or other governmental authority is required for the execution and delivery by TXEN of this Agreement or the documents to be delivered at Closing or the consummation by TXEN of the transactions contemplated hereby or thereby.

     10.4 VALIDITY. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered and constitute lawful, valid, and binding obligations of TXEN and the Shareholders enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the discretion of a court in granting equitable relief.

     10.5 NO BREACH. Subject to the receipt of all consents and approvals set forth on Schedule 10.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of a lien, charge, or encumbrance on the business or properties of TXEN and are not prohibited by, will not violate or conflict with any provision of, and will not constitute a default under or a breach of (a) the charter or by-laws of TXEN, (b) any contract, agreement, or other instrument to which TXEN is a party or to which any of its assets or properties are subject, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule, or regulation applicable to TXEN or its business and assets.

     10.6 PERSONAL PROPERTY. Schedule 10.6 contains a materially true and complete list of all of TXEN's tangible personal property, whether owned or leased, including, without limitation, all of the machinery, equipment, computer equipment, furniture, vehicles, fixtures, tools, tooling inventory, materials handling equipment, parts and other tangible property of TXEN (the "Personal Property"). Except as disclosed on Schedule 10.6, TXEN has, and will on the Closing Date have, good and marketable title to all of the Personal Property free and clear of all security interests, liens, pledges, encumbrances, or restrictions, other than liens for personal property taxes and assessments, both general and special, that are not yet due and payable.

     10.7 FINANCIAL STATEMENTS. Set forth on Schedule 10.7 are the following financial statements of TXEN: (i) an audited balance sheet as of June 30, 1997, and (ii) an audited income statement for the year ended June 30, 1997. These financial statements (i) were prepared in accordance with the books and records of TXEN, and (ii) fairly present the financial condition and results of operations of TXEN as of the dates and for the period indicated and fairly present the information purported to be shown therein.

     10.8 NO MATERIAL CHANGE. Except as set forth on Schedule 10.8, since June 30, 1997, there has not been:

          (a) Any material adverse change in the financial condition, results of operations, or prospects of TXEN or any adverse change in TXEN's personnel, or in TXEN's relationships with suppliers, customers, distributors, lenders, or others having a business relationship with it;

          (b) Any damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the assets or properties of TXEN or the operations of TXEN's business; or

          (c) Any labor dispute materially affecting TXEN's operations.

     10.9 UNDISCLOSED LIABILITIES AND OBLIGATIONS. Except as disclosed on
Schedule 10.9, TXEN has no liabilities or obligations, whether fixed or contingent, known or unknown, other than:

          (a) Liabilities fully shown or reserved against on TXEN's balance sheet as of June 30, 1997, or disclosed in the notes to the financial statements;

          (b) Current liabilities, not unusual in nature or amount, incurred by TXEN in the ordinary course of business since June 30, 1997;

          (c) Obligations to be performed under the leases, contracts, and commitments identified on Schedule 10.17; and

          (d) Obligations to be performed pursuant to the warranty obligations identified on Schedule 10.19.

     10.10 ACTIONS SINCE JUNE 30, 1997. Except as disclosed in Schedule 10.10 since June 30, 1997, and prior to the Effective Date TXEN has not and will not have:

          (a) Except in the usual and ordinary course of business, consistent with past practice, incurred any indebtedness, obligations or liabilities, or guaranteed any indebtedness;

          (b) Increased the regular rate of compensation payable by TXEN to any employee or increased such compensation to employees by bonus, percentage, compensation service award or similar arrangement and no such increase is required by the terms of any law or contracts;

          (c) Established or agreed to establish any pension, retirement or welfare plan for the benefit of employees;

          (d) Made any single capital expenditure which exceeded $25,000 or made aggregate capital expenditures which exceeded $50,000;

          (e) Written down the value of any of its assets or properties or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business of TXEN, consistent with past practice, or revalued any of its assets or properties;

          (f) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, NRC, Subsidiary, any Shareholder or any of the officers or directors of NRC, Subsidiary, TXEN, or Shareholders, except for reimbursement of ordinary and reasonable business expenses related to the business of TXEN;

          (g) Amended or terminated any material contract, agreement or license to which TXEN is a party;

          (h) Made any change in any method of accounting or accounting practice;

          (i)  Cancelled, or failed to continue, insurance coverage;

          (j) Acquired, whether by merger, purchase of stocks or purchase of assets, all or substantially all of the business or assets of any other business or entity, or engaged in negotiations of any sort concerning such acquisitions;

          (k) Issued any stock or other securities, or taken any action with respect thereto, or paid any dividends, or made any other distributions to Shareholders with respect to their stock in TXEN;

          (l) Entered into any material contracts, agreements, licenses or leases except in the ordinary course of TXEN's business, consistent with past practice;

          (m) Mortgaged, pledged, or subjected to lien or other encumbrance any of the assets or properties of TXEN;

          (n) Disposed of any assets or rights, other than the disposal of property that is worn-out or obsolete, and other than the sale of inventory in the ordinary course of business;

          (o) Canceled or waived any rights or claims of material value;

          (p) Changed any credit practices or methods of maintaining books, accounts, or business records; or

          (q) Entered into any material transactions other than in the ordinary course of business.

     10.11 INVENTORY. TXEN has no material inventory for resale and does not carry material inventory in the ordinary course of business.

     10.12 TAX MATTERS. TXEN has previously delivered to NRC true and correct copies of the tax returns and work papers of TXEN for the 5-year period ending June 30, 1997. Except as set forth on Schedule 10.12, TXEN has timely filed with the appropriate governmental agencies all tax returns and tax reports (including, without limitation, those pertaining to income taxes, excise taxes, sales and use taxes, payroll taxes, real property taxes, tangible and intangible personal property taxes, and franchise taxes - - collectively, "Taxes") required to be filed by TXEN as of the Effective Date; all Tax returns previously filed by TXEN constitute complete and accurate representations of the Tax liabilities of TXEN for the periods covered thereunder; all Taxes, interest, and penalties shown or claimed to be due thereon have been paid; TXEN has no liability, contingent or otherwise, for any Taxes, interest, and penalties except for amounts shown on the Financial Statements described in
Section 10.7 and accrued on the books and records of TXEN thereafter in the ordinary course of business; no agreement has been made by TXEN with the Internal Revenue Service or any state or municipal official waiving any statute of limitation or extending the period for assessment and collection of any Tax; TXEN is not a party to any action or proceeding by any governmental authority for the assessment or collection of Taxes, interest, or penalties, and no outstanding claim for assessment or collection of Taxes, interest, or penalties has been asserted against TXEN. The Internal Revenue Service has not examined the federal income tax returns of TXEN. There is no audit for any year pending. No agreement has been made with the Internal Revenue Service or with any other governmental agency for extending the period of assessment or collection of any Tax that would involve TXEN.

     10.13 REAL PROPERTY.

          (a) TXEN owns no fee simple interest in real property or easement rights. Except as disclosed on Schedule 10.13, TXEN does not lease any real property. All real property noted on Schedule 10.13 as being leased is referred to herein as the "Leased Real Property" and all leases relating to the Leased Real Property are disclosed on Schedule 10.13 and are referred to herein as the "Leases." TXEN has a good and valid leasehold as to the Leased Real Property leased by it, free and clear of all mortgages, security interests, title defects, pledges, liens and the possibility of liens, charges, tenancies, restrictions and encumbrances other than Taxes and assessments, both general and special, which are a lien but not yet due and payable that do not, individually or in the aggregate, materially detract from the value of the Leased Real Property or materially impair the use and operation thereof in carrying on the business of TXEN. There are no pending or, to the best knowledge of TXEN, threatened proceedings in eminent domain involving the Leased Real Property or any portion thereof, or for a sale in lieu thereof, or of any plans for a possible widening of the streets abutting the Leased Real Property or the imposition of any special taxes or assessments against the Leased Real Property or any portion thereof. To the best knowledge of TXEN, the applicable zoning (without reliance on any variance, special permit or nonconforming use or other similar use), building, environmental, health and safety laws and regulations permit as a matter of right and without the incurrence by Surviving Corporation of any obligation or liability (including the obligation to incur any costs or expenses) the continued use of the Leased Real Property by Surviving Corporation for the same purposes and uses as same have been heretofore used by TXEN, including the operation of TXEN's business.

          (b) Except as disclosed on Schedule 10.13, there are no outstanding written or oral leases covering or in any way affecting, and there are no tenants occupying or having the right to occupy, the Leased Real Property or any part thereof, other than the Leases. To the best of TXEN's knowledge, no person or entity has any right with respect to such Leased Real Property (whether by option to purchase, land contract, or otherwise) which would prevent or interfere with possession or use of the Leased Real Property by the Surviving Corporation on and after the Effective Date.

          (c) The Leases are in full force and effect. TXEN has heretofore provided to NRC a complete, true, and correct copy of the Leases, including any and all modifications or amendments thereof and any supplements thereto. All material terms, conditions, and provisions of the Leases to be performed by TXEN and, to the best knowledge of TXEN, by the landlords, have been duly and timely performed and complied with. To the best knowledge of TXEN, no event has occurred or failed to occur which with the giving of notice, the passage of time, or both, would constitute a default by the landlords or TXEN under any of the Leases. The landlords have not waived, or extended the time for performance of, any obligation of TXEN under any of the Leases. There are no security deposits or prepaid rent (including last month's rent in advance) with respect to the Leased Real Property.

          (d) To the best knowledge of TXEN, there are no prohibitions or other limitations, whether contained in the Leases or otherwise, on TXEN's right to transfer the Leased Real Property in connection with this Agreement. Except as specifically noted on Schedule 10.13, no consent, authorization, or approval is required under the Leases in connection with the consummation of the transactions contemplated hereby or TXEN's ability to consummate the transactions contemplated hereby.

     10.14 TITLE AND CONDITION OF THE ASSETS AND PROPERTIES. The assets and properties currently utilized by TXEN, whether owned or leased, are in all material respects in good operating condition and repair and are suitable for the purposes for which they are presently being used. Such assets and properties conform in all material respects to all applicable laws, ordinances, and regulations, and TXEN has not received any written notice to the contrary. TXEN is the sole and exclusive legal and equitable owner of all right, title and interest in, and has good and marketable title to, all of its assets and properties, tangible and intangible, except for such Personal Property that is leased by TXEN and specifically identified as being leased on Schedule 10.6 and except for licenses specifically identified on Schedules 10.15 or 10.16.

     10.15 PROPRIETARY RIGHTS. Schedule 10.15 sets forth a list of material inventions, trade secrets, processes, proprietary rights, product specifications, blueprints, drawings, technical data, engineering information, other proprietary knowledge and know-how, patents, trademarks, service marks, trade names, copyrights, marks, symbols, logos, and all material documentation related thereto, and all licenses and agreements in respect thereof and applications therefor (collectively, "Proprietary Rights") used or related to TXEN's business. The Proprietary Rights described on Schedule 10.15 include all of the Proprietary Rights necessary for the operation of TXEN's business. Except as set forth on Schedule 10.15, which includes a listing of contracts or licenses pursuant to which TXEN uses the intellectual property of third parties, with respect to the Proprietary Rights, (a) TXEN is the sole and exclusive owner of and has the sole and exclusive right to use its Proprietary Rights; (b) no action, suit, arbitration, or other proceeding or investigation is pending or, to the best knowledge of TXEN, threatened which involves any Proprietary Rights, (c) to the best knowledge of TXEN, none of the Proprietary Rights infringes upon, conflicts with, or otherwise violates the rights of others or is being infringed upon by others, (d) none of the Proprietary Rights is subject to any outstanding order, decree, judgment, stipulation, or charge,
(e) there are no royalty, commission, or similar arrangements and no licenses, sublicenses, or agreements relating to any of the Proprietary Rights, (f) TXEN has not received any notice of interference or infringement of or by the Proprietary Rights, (g) TXEN has not agreed to indemnify any person or entity for or against any infringement of or by the Proprietary Rights, (h) no other Proprietary Rights not owned by TXEN are necessary for the conduct of TXEN's business, and (i) to the best knowledge of TXEN, no other party is operating a business or otherwise acting in violation or infringement of, TXEN's Proprietary Rights. Except as set forth on Schedule 10.15, TXEN has good and marketable title to the Proprietary Rights listed on Schedule 10.15, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on Schedule 10.15, all rights of TXEN in and to its Proprietary Rights are transferable to Surviving Corporation as contemplated herein without the consent or approval of any third party. TXEN is not subject to any judgment, order, writ, injunction, or decree of any court, arbitrator, or governmental agency or instrumentality, domestic or foreign, and is not party to any agreement, which restricts or impairs the use of any Proprietary Rights.

     10.16 SOFTWARE AND INFORMATION SYSTEMS.

          (a) The software described on Schedule 10.16 includes all information systems, programs and software, other than non-exclusive commercial software, used in or related to TXEN's business or necessary for the operation of such business. Schedule 10.16 lists all such software and identifies (a) software which is owned by TXEN, (b) software which is licensed to TXEN, and (c) any other software in which TXEN has any use, possessory, or proprietary rights and which is used in or related to its business. Except as set forth on Schedule 10.16, TXEN has the sole and exclusive right, title, and interest in and to all software listed on
     Schedule 10.16. Except as set forth on Schedule 10.16, TXEN has good and marketable title to the software listed, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on Schedule 10.16, all of the software which is owned by TXEN, including all related source codes and documentation, is owned solely by TXEN and has not been disclosed to any unaffiliated entity or person. The proprietary software owned by TXEN includes, without limitation, TXEN FirstStepp. The proprietary software owned by TXEN is (i) owned exclusively by TXEN, (ii) not subject to any liens, claims, security interests or encumbrances, (iii) not subject to any outstanding licenses or agreements, except for the non-exclusive licensing of such proprietary software by TXEN to customers in the ordinary course of business in the manner disclosed to Subsidiary, (iv) merchantable and fit for the purposes for which such software is intended for use, (v) conforming in all material respects with the specifications and documentation for such software and (vi) without material defects or material programming errors.

          (b) Schedule 10.16 incorporates by reference manuals (copies of which have been made available to and furnished to NRC) which describe the functions of all proprietary information systems, programs and software of TXEN. TXEN has documentation in reasonable detail relating to all such proprietary information systems, programs and software. Schedule 10.16 identifies each person or entity to whom TXEN has licensed or granted any other rights to any other proprietary information systems, programs and software. Except as disclosed on Schedule 10.16(b), no source code or object code of TXEN is escrowed for the benefit of any third party. Except as disclosed on Schedule 10.16(b), none of the information systems, programs and software of TXEN infringe on any patents, trademarks, copyrights or other rights or intellectual property rights of any third persons. To the best knowledge of TXEN, no information systems, programs and software used or owned by any third person or entity infringe on any rights of TXEN in and to the information systems, programs and software of TXEN. TXEN has taken reasonable measures necessary to maintain and protect the information systems, programs and software of TXEN and no claims have been asserted by any person or entity to the use of the same or challenging or questioning the validity or effectiveness of the same, and, to the best knowledge of TXEN, there is no valid basis to any such claim.

          (c) Schedule 10.16 also contains a list of the current software development and consulting activities and projects of TXEN. TXEN has described such projects and developments to NRC. TXEN knows of no impediments to fully developing and exploiting the information systems, programs and software currently under development or to performing its currently pending consulting contracts.

     10.17 CONTRACTS AND LEASES. Schedule 10.17 sets forth an accurate and complete list of each of the following verbal or written contracts, agreements and leases ("Contracts") to which TXEN is a party:

          (a)  Personal and real property leases;

          (b) Material licenses, including without limitation, licenses of software, intellectual property or Proprietary Rights;

          (c)  Contracts   for  capital  expenditures  in  excess   of
     $25,000;

          (d) Contracts for the purchase of machinery, equipment, or fixtures involving expenditures in excess of $25,000;

          (e)  Royalty agreements;

          (f)  Agencies;

          (g) Marketing agreements, reseller agreements, original equipment manufacturer agreements and training agreements;

          (h) Contracts, arrangements, consulting agreements, bids, proposals, software agreements, licenses, maintenance agreements, support agreements, warranties, purchase orders, agreements, or commitments of any kind or character which (i) relate in any material way to the business activities of TXEN, to the information systems, programs and software of TXEN or to TXEN's services with respect thereto or (ii) involve the expenditure by or receipt of TXEN of more than $25,000 or involve any commitment or obligations of TXEN for a period of over one (1) month;

          (i) Instruments evidencing or related to the deferred purchase price of property in excess of $25,000 (including trade payables);

          (j) Joint venture, partnership, limited liability company or other arrangements involving a sharing of profits;

          (k) Contracts with any government or any agency or instrumentality thereof;

          (l) Contracts with respect to the discharge or removal of effluent, wastes, or pollutants;

          (m) Contracts with any dealer, agent, representative, manufacturer's representative, distributor, or sales agent;

          (n) Employee benefit, bonus or compensation agreements, collective bargaining agreements or employment agreements or any other agreements or arrangements with respect to employees (including, without limitation, a list of employee accrued vacation and sick leave, severance, and other benefits);

          (o)  Confidentiality or non-competition agreements; and

          (p) Other agreements not entered into in the ordinary course of business.

Except as set forth on Schedule 10.17, to the best knowledge of TXEN, TXEN has performed and is performing all material obligations to be performed by it under each Contract, and, to the best knowledge of TXEN, the other parties thereto have performed and are performing all material obligations to be performed by them. To the best knowledge of TXEN, TXEN is not in default, and has not received any notice of default, under any Contract. No event has occurred which, with notice or lapse of time or both, would constitute a default by TXEN thereunder. To the best knowledge of TXEN, none of the Contracts is subject to any impending cancellation or breach that will result in a loss or otherwise materially adversely affect the operations of TXEN's business. Except as disclosed on Schedule 10.17, all Contracts are assignable to Surviving Corporation and no consents are required except as provided on
Schedule 10.3.

     10.18 MATERIAL COMMITMENTS. As used in this Section 10.18, the term "Material Commitments" means each Contract of TXEN which obligates TXEN to sell, license, distribute, deliver or provide products or services for a consideration in excess of $25,000 or over a period of more than one (1) month.
Schedule 10.18 sets forth a "Project List" with respect to each Material Commitment. The Project List sets forth TXEN's production schedule or performance schedule, and budget, with regard to each Material Commitment. Except as described in the Project List, the performance of TXEN or any other party involved with each Material Commitment is on schedule and within budget, and no practical or technological problems have been encountered that might reasonably be expected to impede completion or materially increase the cost of TXEN's performance. Each Material Commitment was made on a basis calculated to produce a profit under the circumstances prevailing when it was made, and TXEN is not aware of any circumstances that might reasonably be expected to prevent the realization of a profit. Except as set forth on the Project List, no Material Commitment involves the development of any product or technology that, to the best knowledge of TXEN, would infringe on the proprietary rights of any other party.

     10.19 WARRANTIES, SERVICE COMMITMENTS, AND MAINTENANCE AGREEMENTS.
Schedule 10.19 contains a correct and complete list of all warranties, service commitments, and maintenance and/or support agreements, and a statement or description of the warranties and commitments (e.g. length of warranty, claims covered, etc.) including, without limitation, all software service and maintenance agreements, in effect with respect to any products or services heretofore manufactured, sold, licensed or provided by TXEN. Except as described on Schedule 10.19, there are no express or implied warranties outstanding with respect to products or services created, sold, licensed, provided or otherwise distributed by TXEN. The warranty and return experience for the three years ended June 30, 1997, is set forth on Schedule 10.19. Except as set forth on Schedule 10.19, since June 30, 1994, no warranty or service claim in excess of $5,000 has been made against TXEN, or is pending or, to the best knowledge of TXEN, is threatened in connection with any product or service manufactured, sold, licensed or provided by TXEN.

     10.20 PERMITS AND LICENSES; COMPLIANCE WITH LAWS. Except as set forth on
Schedule 10.20, TXEN does not own any material permits, licenses, or other governmental authorizations, and none are required for the operation of the business as presently conducted. Neither the ownership of its assets by TXEN, nor the operation of its business as presently and ordinarily conducted, violates any applicable order, law, ordinance, code, or regulation. No investigation is pending or, to the best knowledge of TXEN, threatened concerning any such matter, and TXEN has not received any notice of any such violation and no basis therefor exists.

     10.21 EMPLOYEE BENEFITS. Schedule 10.21 sets forth an employee benefits list, which identifies each agreement, plan, or arrangement for employee benefits, including any bonus, deferred compensation, severance, disability, sick pay, salary continuation, death benefit, vacation, stock purchase or stock option, hospitalization or other medical, life, or other insurance, supplemental unemployment benefit, profit-sharing, pension, or retirement plan or arrangement maintained or contributed to by TXEN in connection with its business (the "Benefit Plans"). Except as identified on Schedule 10.21, none of TXEN's Benefit Plans is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA. To the best of TXEN's knowledge, all of the Benefit Plans and related trusts are in form and have been administered in compliance with all applicable laws, including ERISA and the Code; none of the Benefit Plans or related trusts, or any administrator or trustee thereof, or party-in-interest or disqualified person thereto has engaged in a transaction that could cause any of them to be liable for a civil penalty under Section 409 or 502(i) or other section of ERISA or a tax under Section 4975 or 4976 or other section of Chapter 43 of Subtitle D of the Code; all amounts required to be paid by TXEN to or pursuant to each of the Benefit Plans or related trusts on or before the date of this Agreement have been paid; no employee pension benefit plan has incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code; no "reportable event" within the meaning of Title IV of ERISA has occurred with respect to any Benefit Plan subject thereto; and, except as described on Schedule 10.21, TXEN is not obligated to pay any additional amounts to or pursuant to, and have not guaranteed the obligations of, any Benefit Plan or related trust. No employees of TXEN participate in any "multi-employer pension plan" within the meaning of the Multi-employer Pension Plan Amendments Act of 1980, as amended, and TXEN does not have any liability under ERISA for any complete or partial withdrawal from any such multi-employer plan. To the best of TXEN's knowledge, no liability under Title IV of ERISA has been incurred by TXEN or any trade or business, whether or not incorporated, that would be aggregated with TXEN for purposes of imposition of liability under Title IV of ERISA (an "ERISA Affiliate") that has not been satisfied in full, and no condition exists that presents, nor will the consummation of the transactions contemplated by this Agreement directly result in, a material risk to TXEN or an ERISA Affiliate of incurring a liability under such Title IV. Neither TXEN nor an ERISA Affiliate, nor any of their respective directors, officers, employees, or fiduciaries, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law that would subject TXEN to liability under ERISA or any other applicable law, contract, agreement, or commitment. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any Benefit Plans in which TXEN participates, and no condition exists that presents a risk that such proceedings will be instituted. No Benefit Plan provides benefits, including, without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) deferred compensation accrued on the books of TXEN, (iii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)). If a Benefit Plan is designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or
Section 4980B of the Code, the Benefit Plan satisfies such section. No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for TXEN. TXEN has heretofore delivered to NRC true and correct copies of all of the Benefit Plans, the most recent determination letters from the Internal Revenue Service with respect thereto, the most recent annual reports (Form 5500 and the schedules thereto), the most recent summary plan descriptions, and the most recent actuarial valuations.

     10.22 LABOR MATTERS. TXEN is not a party to any collective bargaining agreement relating to TXEN's employees. TXEN is in all material respects in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and occupational health and safety, and is not engaged in any unfair labor practice. Except as disclosed on Schedule 10.22, there are no pending labor grievances or sexual harassment, discrimination or other claims as to age, sex, religion, national origin or physical or mental disability, civil rights, or equal employment opportunity charges against TXEN relating to or involving employees, or any settlements, consent orders, or prior decrees of any court or governmental body requiring any continued observance by TXEN relating to or involving employees. No complaint has been filed or is pending or, to the best knowledge of TXEN, threatened with the National Mediation Board or the National Labor Relations Board relating to or involving any employee of TXEN alleging any unfair labor practices, and there have not been any work stoppages, strikes, or other significant labor troubles involving employees of TXEN.

     10.23 EMPLOYEES; WAGE INCREASES. Schedule 10.23 lists (i) all current employees of TXEN, including those employees of TXEN currently on layoff, disability or any other leave ("Employees"), including their names, addresses, ages, current rates of compensation and (ii) all employment commitments made by TXEN to persons other than the Employees. To the extent not set forth on
Schedule 10.17, Schedule 10.23 also lists all employment agreements with current Employees. TXEN has not, with respect to Employees, made any wage or salary increase other than the increases already reflected on Schedule 10.23.

     10.24 NO PENDING OR THREATENED LITIGATION AND CLAIMS. Except as set forth on Schedule 10.24, TXEN is not a party to or, to the best knowledge of TXEN, threatened with any claim, complaint, charge, suit, action, proceeding, hearing, arbitration, or other method of settling disputes or disagreements, or any private or governmental investigation. TXEN is not subject to any judgment, order, writ, injunction, stipulation, or decree of any court, arbitrator, or governmental agency or instrumentality.

     10.25 ENVIRONMENTAL MATTERS. To the best knowledge of TXEN, the TXEN business as presently conducted by TXEN complies with all applicable laws and regulations relating to environmental protection, health, and safety, including, without limitation, laws and regulations relating to the generation, transportation, handling, treatment, storage, disposal, discharge, emission, release or threatened release of hazardous substances, solid waste, hazardous waste, hazardous materials, asbestos containing materials, petroleum or any fraction thereof, pollutants, irritants, contaminants, toxic substances, or any other materials defined as such in, or regulated by, any such applicable laws and regulations. To the best knowledge of TXEN, none of TXEN, its agents, their affiliates, and prior owners or users of the properties listed on Schedule
10.13 have ever generated, stored, treated, transported, handled, disposed of, released, or threatened to release, any regulated material in a manner that could give rise to any liability on the part of the Surviving Corporation. TXEN has complied with the reporting requirements concerning the disposal, discharge, emission, spillage, release or threatened release of any hazardous substance with respect to such properties. TXEN is not a "potentially responsible party," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any comparable state or local statute, in connection with any past or present waste disposal practices undertaken by it or on its behalf.

     10.26 CUSTOMERS. Schedule 10.26 identifies all customers who purchased any product or service manufactured, licensed, sold, or provided by TXEN since June 30, 1994. TXEN is not aware of any existing or anticipated changes in the purchasing policies or practices of these customers, or in their financial condition, that might reasonably be expected to have a material adverse effect on future orders of TXEN's business.

     10.27 SUPPLIERS. Schedule 10.27 is a list of all material suppliers of materials and services to TXEN since June 30, 1994. Except as listed on
Schedule 10.27, no supplier represents TXEN's sole source of any type or types of supplies. Except as set forth in Schedule 10.27, no supplier has materially increased its prices as applicable to the products purchased by TXEN since June 30, 1994 and TXEN has not received notice of any such price increase. TXEN is not aware of any existing or anticipated changes in the policies or practices of these suppliers, or in their financial condition, that might reasonably be expected to have a material adverse effect on the Surviving Corporation's ability to obtain supplies from these suppliers.

     10.28 INSURANCE. Schedule 10.28 identifies all of TXEN's insurance policies and bonds (the "Insurance Policies"). The Insurance Policies are in full force and effect; are sufficient for compliance by TXEN with all requirements of law and of all agreements to which it is a party; and are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the Effective Date.

     10.29 PRODUCT SPECIFICATIONS. To the best knowledge of TXEN, all products manufactured, developed, licensed and/or distributed by TXEN comply with the specifications and other criteria contained in the product, sales, and marketing literature and other documentation used by TXEN in connection with the sale or marketing of TXEN's products and services and in any applicable customer specifications.

     10.30 ACCOUNTS RECEIVABLE. All outstanding accounts receivable and notes receivable of TXEN are bona fide receivables, arose in the usual and ordinary course of business, are due and valid claims against customers for goods delivered or services performed, subject to no offsets or counterclaims, and are fully collectable, net of the reserve for doubtful accounts shown on the Financial Statements of TXEN described in Section 10.7.

     10.31 DISCLOSURE. To the best knowledge of TXEN, no representation or warranty by TXEN and Shareholders in this Agreement, nor any schedules or exhibits to this Agreement nor any statement or certificate furnished or to be furnished to NRC or Surviving Corporation pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained therein not misleading. TXEN and the Shareholders do not know of any facts or conditions relating to the TXEN business which have a reasonably likelihood of materially adversely affecting the TXEN business.

     10.32 ACCOUNTS. Schedule 10.32 sets forth the names and locations of all banks and other institutions in which TXEN has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Schedule 10.32 also sets forth the balance in each checking, savings or other deposit account of TXEN as of June 30, 1997.

     10.33 TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on Schedule 10.33, no Shareholder, officer, director, or employee of TXEN, or any corporation or other entity controlled by or under common control with any of the foregoing and no relative of any of the foregoing has:

          (a) borrowed money from or loaned money to TXEN which remains outstanding (excluding travel advances in the ordinary course of business and consistent with past practice);

          (b) any contractual or other claim (except for compensation as disclosed in the schedules to this Agreement) expressed or implied, of any kind whatsoever against TXEN;

          (c) any interest in any business, assets or properties of TXEN (whether ownership, contractual or otherwise); or

          (d) engaged in any other transaction with TXEN (other than employment relationships) since the date of TXEN's incorporation, not otherwise reflected on the Financial Statements described in Section 10.7.

     10.34 FINDERS. No finder or broker has acted or is acting on behalf of TXEN in connection with the transactions contemplated by this Agreement.

     10.35 SURVIVING CORPORATION'S ABILITY TO OPERATE THE BUSINESS. Upon the Effective Date, Surviving Corporation shall have received from TXEN all the property, equipment, inventory, contracts, permits, intellectual property, leasehold interests, books and records, hardware and software, and other assets and rights necessary for Surviving Corporation to conduct TXEN's business as the same is presently conducted by TXEN.

     10.36 CAPITALIZATION. TXEN's authorized capital consists of 1 share of Convertible Preferred Stock, par value of $.002 per share (the "Preferred Stock"), 5,000,000 shares of Class A Common Stock of the par value of $.002 per share (the "Class A Common Stock") and 1,250,000 shares of Class B Common Stock of the par value of $.002 per share (the "Class B Common Stock"). The issued and outstanding shares of TXEN Stock are held by those individuals and entities in those amounts shown in Section 10.1. Except for options issued in connection with the Option Plans, there is no other class of equity securities or instruments convertible into equity securities outstanding (or options, warrants, or other rights granting persons the right to acquire same or any TXEN Common Stock) and TXEN has not issued any bonds, debentures, or other evidences of indebtedness of a similar nature. From the date of the execution of this Agreement to the Effective Date, TXEN agrees not to and the Shareholders agree not to cause TXEN to issue, transfer, assign or sell any additional shares of TXEN Stock or authorize, create, issue or sell any other class of equity securities or bonds, debentures or instruments of a similar nature, and further agree not to execute any options, warrants or other rights to acquire TXEN stock or any additional rights. All of the shares of TXEN Stock held by the Shareholders are free and clear of all liens, claims, pledges, options, rights, security interests and encumbrances, except as provided in
Section 5.6(d) hereof. All outstanding shares of TXEN stock have been duly authorized and issued and are fully paid and nonassessable. Except as described on Schedule 10.36, there are no agreements restricting the transfer of TXEN stock or granting any options, agreements, contracts, cause or commitments of any character which would restrict the transfer or issuance of any TXEN stock or which would require the issuance of TXEN stock, or which would require TXEN to purchase or redeem any shares of TXEN stock. By executing this Agreement, Shareholders, waive all provisions of any stockholder agreement and consent to transactions contemplated hereby.

     10.37 SUBSIDIARIES.  TXEN has no subsidiaries.

     10.38 SECURITIES MATTERS. The Shareholders jointly and severally represent and warrant that they are acquiring their respective portions of NRC Common Stock for their own accounts, to hold for investment, and with no intention of dividing their respective parts or their participation with others, or reselling or otherwise participating, directly or indirectly, in a distribution of the NRC Common Stock, and that each Shareholder shall not make any sale, transfer or other disposition of the NRC Common Stock in violation of the 1933 Act or the securities laws of any state. Each of the Shareholders have been advised that the NRC Common Stock is not being registered under the 1933 Act on the grounds that such transactions are exempt from registration under one or more exemptions under the 1933 Act and also are not being registered under any securities laws of the various states on the grounds that such transactions are exempt from registration thereunder, and that reliance by NRC on such exemptions is predicated, in part, on the representation from the Shareholders set forth in this Section 10.38. The Shareholders further understand that NRC is required to file periodic reports with the Securities and Exchange Commission and that, following a one-year holding period, certain sales of the NRC Common Stock may be exempt from registration under the 1933 Act by virtue of Rule 144, provided that such sales are made in accordance with all of the terms and conditions of Rule 144, including compliance with the required one-year holding period. It is understood and agreed that if Rule 144 is not available for the sales of the NRC Common Stock, the NRC Common Stock may not be sold without registration under the 1933 Act or compliance with some other exemption from such registration, and, except as provided in Section 19 below, that NRC is not obligated to register the NRC Common Stock to be transferred pursuant to this Agreement or to take any action necessary in order to make compliance with an exemption from registration available. It is acknowledged that all shares of NRC Common Stock shall bear a restrictive legend to the effect that such shares have not been registered and may not be sold or transferred except pursuant to a registration or an exemption therefrom. The Shareholders acknowledge and agree that they have not received any public solicitation or advertisement concerning an offer to sell or to acquire the NRC Common Stock.

     10.39 AVAILABILITY OF INFORMATION. TXEN and the Shareholders have received and have had an opportunity to review copies of NRC's Form 10-K Report for the fiscal year ended August 31, 1996, Proxy Statement for the 1997 Annual Shareholders Meeting and Annual Report to Shareholders for the year ended August 31, 1996, and the NRC Quarterly 10-Q Reports for the periods ended November 30, 1996, February 28, 1997, and May 31, 1997. TXEN and the Shareholders have had an opportunity to meet with officers of NRC to discuss the information contained in the above-referenced documents and to receive answers to any questions they had regarding NRC and the acquisition by Shareholders of the NRC Common Stock. TXEN and the Shareholders acknowledge and agree that they are not relying on any representations and warranties (oral or written) of NRC or Surviving Corporation or their respective officers, directors, employees and representatives, except those representations and warranties expressly set forth in this Agreement and the matters set forth in the Annual and Quarterly Reports described in this Section. Each individual Shareholder for himself represents and warrants that he, individually or with the aid of an investor representative of his choice, has the knowledge and experience to evaluate the merits and risks of accepting the NRC Common Stock in exchange for their TXEN Common Stock.

         10.40 LIMITED REPRESENTATIONS AND WARRANTIES OF THE UNIVERSITY. The University does not make the representations and warranties set forth in Sections 10.1 through 10.39 above, and in lieu thereof makes the following representations and warranties as of the Closing Date and Effective Date:

          10.40.1 AUTHORITY. The University has full right, power and authority to enter into this Agreement and to surrender the Shares owned by it in exchange for its share of the Merger Consideration as provided in this Agreement. The execution and performance of this Agreement by the University has been duly authorized by its Board of Trustees.

          10.40.2 OWNERSHIP. The University owns legally and beneficially the number of Shares of stock set opposite its name in Section 10.1 hereof, free and clear of all liens, security interests, pledges or encumbrances.

          10.40.3 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by the University and constitutes the legal, valid and binding obligation of the University in accordance with its terms.

          10.40.4 NO CONSENT. No consent of any lender, trustee, director, security holder or any other person is required for the University to enter into this Agreement or to consummate the transactions contemplated hereby, nor do the governing instruments of the University or any mortgage, indenture or other agreement, or any law, statute, ordinance, rule or regulation to which the University is a party or by which it is bound or which affects any of its properties, including, without limitation, the Shares, conflict with or restrict the execution, delivery and performance of this Agreement by the University or the consummation of the transactions contemplated hereby or thereby.

          10.40.5 ESTOPPEL PROVISIONS. As of the Closing Date and the Effective Date, the University acknowledges that it has no title, claim, demand, interest, action or cause of action in, to or against TXEN or any of its officers, directors or shareholders in any capacity whatsoever. This SECTION
10.40.5 shall be construed to constitute a release by the University of any and all of the foregoing and shall constitute a waiver of any and all of the foregoing.

     TXEN and the other Shareholders do not make the representations and warranties contained in this Section 10.40.

     10.41 SPECIAL REPRESENTATIONS AND WARRANTIES OF THOMAS L. PATTERSON. Thomas L. Patterson, individually and in his capacity as Trustee of the Patterson Family Charitable Unitrust, established August 5, 1997 (the "Trust"), represents and warrants as of the Closing Date and the Effective Date:

          10.41.1 AUTHORITY. As Trustee, Thomas L. Patterson has full right, power and authority to enter into this Agreement and to surrender the Shares owned by him as Trustee in exchange for the Trust's share of the Merger Consideration as provided in this Agreement.

          10.41.2 OWNERSHIP. Thomas L. Patterson, in his capacity as such Trustee, owns legally the number of Shares of stock set opposite his name in
Section 10.1 hereof free and clear of all liens, security interests, pledges or encumbrances.

          10.41.3 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by Thomas L. Patterson in his capacity as such Trustee and constitutes the legal, valid and binding obligation of Thomas L. Patterson as Trustee in accordance with its terms.

          10.41.4 NO CONSENT. No consent of any lender, trustee, security holder or any other person is required for Thomas L. Patterson as Trustee to enter into this Agreement or to consummate the transactions contemplated hereby, nor does the Trust instrument or any mortgage, indenture or other agreement or any law, statute, ordinance, rule or regulation to which the Trust is a party or by which it is bound or which affects any of its properties, including, without limitation, the Shares, conflict with or restrict the execution, delivery and performance of this Agreement by Thomas L. Patterson as Trustee or the consummation of the transactions contemplated hereby or thereby. The execution and performance of this Agreement by Thomas L. Patterson in his capacity as Trustee does not violate any statute, rule or regulations regarding private foundations, including, but not limited to, provisions contained in Sections 4940-4948 of the Internal Revenue Code.

          10.41.5 ESTOPPEL PROVISIONS. As of the Closing Date and the Effective Date, Thomas L. Patterson as Trustee acknowledges that he has no title, claim, demand, interest, action or cause of action in, to or against TXEN or any of its officers, directors or Shareholders in any capacity whatsoever. This
Section 10.41.5 shall be construed to constitute a release by Thomas L. Patterson in his capacity as Trustee of any and all of the foregoing and shall constitute a waiver of any and all of the foregoing.

                SECTION 11. CONDUCT OF CONSTITUENT CORPORATIONS
                           PENDING THE EFFECTIVE DATE

     Each Constituent Corporation agrees that, between the date of this Agreement and the Effective Date:

     11.1 CERTIFICATE OF INCORPORATION AND BYLAWS. No change will be made in the Certificate of Incorporation or Bylaws of either Constituent Corporation without the prior written consent of the other Constituent Corporation.

     11.2 CAPITALIZATION. Neither Constituent Corporation will make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase or otherwise acquire any of its capital stock.

     11.3 OPERATE IN ORDINARY COURSE. TXEN shall operate its business in the usual and ordinary manner as heretofore conducted; perform in all material respects all its respective obligations and not materially modify, amend, supplement, or waive any obligation under any Contract without the prior written consent of NRC, which will not be unreasonably withheld.

     11.4 NOT SELL OR ENCUMBER PURCHASED ASSETS. TXEN shall not sell or otherwise dispose of any of its assets or properties, except for the sale of inventory in the ordinary course of business, and not create or agree to create any mortgage, security interest, lien, pledge, encumbrance, or restriction on any of its assets or properties.

     11.5 PRESERVE BUSINESS ORGANIZATION. TXEN shall use all reasonable efforts to preserve intact TXEN's present business organization; to keep available the services of the current Employees; to preserve TXEN's relationships with suppliers, distributors, customers, and others having business relationships with TXEN; and to refrain from changing any material policies (including, without limitation, accounting, advertising, marketing, pricing, purchasing, personnel, sales, or budget policies) without the prior written consent of NRC, which will not be unreasonably withheld.

     11.6 MAINTAIN PROPERTIES. TXEN shall retain and maintain all of its assets and properties in customary repair, order, and condition, except for reasonable wear, the disposal of worn-out or obsolete equipment, and damage due to unavoidable casualty.

     11.7 MAINTAIN BOOKS OF ACCOUNT. TXEN shall maintain TXEN's books of account and records in the usual and ordinary manner and in accordance with generally accepted accounting principles.

     11.8 COMPLY WITH LAW. TXEN shall comply in all respects with all laws applicable to TXEN or contest or settle in good faith, upon the advice of counsel, any alleged failure to comply with any such laws.

     11.9 INVENTORY. Consistent with past practices, TXEN shall not acquire any inventory.

     11.10 MAINTAIN INSURANCE. TXEN shall maintain the Insurance Policies in full force and effect, with policy limits and scope of coverage not less than is now provided.

     11.11 ADVISE SURVIVING CORPORATION OF ADVERSE CHANGE. TXEN shall promptly advise NRC of the occurrence of any material adverse change in the financial condition or results of the operations of TXEN; the occurrence of any other event or condition that materially and adversely affects its business; or the imposition of any lien, pledge, or encumbrance on any of its assets or properties.

     11.12 ACCESS FOR NRC. TXEN shall provide NRC's employees, agents, and authorized representatives with reasonable access, during business hours and consistent with the normal operation of its business, to the locations owned or leased by TXEN, and to the books and records of TXEN, to the extent necessary to enable NRC to make a thorough investigation of the business, to make a physical examination of its assets and properties, to conduct environmental examinations (if any), and to examine TXEN's books and records. NRC's employees, agents, and authorized representatives shall hold all such information and materials in strict confidence, shall not use the same for any purpose other than to evaluate this transaction and, treat all such information in a manner consistent with NRC's policies and procedures concerning its own confidential and proprietary information. If the transactions contemplated hereby are not consummated for any reason, NRC shall (a) upon the request of TXEN, return all originals, copies, and summaries of such information to TXEN and (b) continue to treat all such information as strictly confidential in a manner consistent with NRC's policies and procedures concerning its own confidential and proprietary information.

     11.13 THIRD-PARTY CONSENTS. TXEN shall use its best efforts to obtain all required consents and approvals of third parties, if any, described on Schedule 10.3.

     11.14 NOT INCUR INDEBTEDNESS. TXEN shall not incur any indebtedness, other than indebtedness incurred in the ordinary course of business to fund working capital arising in the ordinary course of business.

     11.15 PRESERVE CAPITAL STRUCTURE. TXEN shall not acquire, merge with, or consolidate with, or agree to acquire, merge with, or consolidate with, any business entity, or amend their respective charter or bylaws.

     11.16 TXEN AUTHORIZATION. The TXEN directors and shareholders shall approve this Agreement of Merger and the transactions described herein in accordance with the Alabama Business Corporation Act on or before the Closing Date.

               SECTION 12. CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  NICHOLS RESEARCH CORPORATION AND SUBSIDIARY

     NRC's and Subsidiary's obligation to consummate this Merger shall be subject to the fulfillment on or before the Effective Date of each of the following conditions, unless waived, in writing:

     12.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF CLOSING DATE. TXEN's and Shareholders' representations and warranties made in this Agreement and the exhibits and schedules hereto are true in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     12.2 COMPLIANCE WITH AGREEMENT. TXEN and each Shareholder has performed and complied in all respects with all of its or his obligations under this Agreement that are to be performed or complied with by it or him on or before the Closing Date, and neither TXEN nor any Shareholder is otherwise in default in any respect under any of the provisions of this Agreement.

     12.3 NO LITIGATION. No litigation, proceeding, investigation, or inquiry is pending or threatened with respect to TXEN or which, if sustained, would enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     12.4 THIRD-PARTY CONSENTS AND APPROVALS. TXEN has obtained all third-party consents and approvals, if any, described on Schedule 10.3, all in form and substance reasonably satisfactory to NRC and its counsel. At or before the Closing, TXEN will deliver to NRC all such third-party consents or approvals.

     12.5 COMPLIANCE WITH LAW. NRC has made a good faith determination, with the assistance and advice of counsel, that the Surviving Corporation can acquire and own the TXEN business following the Effective Date in substantial compliance with all applicable laws, orders, ordinances, codes, and regulations.

     12.6 MATERIAL ADVERSE EFFECT. There has not occurred any event or casualty that materially and adversely affects TXEN or its assets or properties, or Surviving Corporation's ability to carry on TXEN's business as presently and ordinarily conducted.

     12.7 OPINION OF COUNSEL FOR TXEN. TXEN has delivered to Surviving Corporation and NRC an opinion of counsel dated as of the Closing Date in a form attached hereto as Exhibit "F."

     12.8 EMPLOYMENT AGREEMENTS. Thomas L. Patterson and Paul D. Reaves shall have entered into an Amendment of their Employment Agreements in the forms attached hereto, respectively, as Exhibits "G-1" and "G-2." H. Grey Wood shall have entered into an Employment Agreement with the Surviving Corporation in the form attached hereto as Exhibit "G-3" (the "Employment Agreements").

     12.9 CERTIFIED RESOLUTIONS. TXEN has delivered to NRC a copy of resolutions adopted by TXEN's Board of Directors, certified as of the Closing Date by the Secretary or an Assistant Secretary of TXEN, approving the execution and delivery of this Agreement and the performance by TXEN of its obligations under this Agreement.

     12.10 CERTIFICATES OF FULFILLMENT OF CONDITIONS. TXEN shall have delivered to NRC certificates, dated as of the Closing Date and signed by its President, stating that the conditions set forth in this Section 12 have been fulfilled.

     12.11 SHAREHOLDER APPROVAL. TXEN's Shareholders shall have unanimously approved the consummation of the transactions contemplated by this Agreement.

     12.12 NO DISSENTING SHAREHOLDERS. Each Shareholder shall have approved this transaction and no Shareholder shall have filed or perfected dissenter's rights or appraisal rights.

     12.13 FAIRNESS OPINION. NRC shall have received a "fairness opinion" from The Robinson-Humphrey Company, Inc. that the transactions contemplated by this Agreement are fair to NRC and its shareholders from a financial point of view, dated within 10 days of the Closing.

     12.14 UNIVERSITY RESOLUTION. The University shall have delivered to NRC a certificate dated as of the Closing Date signed by an authorized representative of the University evidencing authority to execute, deliver and perform this Agreement.

            SECTION 13. CONDITIONS PRECEDENT TO OBLIGATIONS OF TXEN

     TXEN's and Shareholders' obligation to consummate this Merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by TXEN:

     13.1 REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING DATE. Subsidiary's and NRC's representations and warranties made in this Agreement are true in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     13.2 COMPLIANCE WITH AGREEMENT. Subsidiary and NRC have performed and complied in all respects with all of their obligations under this Agreement that are to be performed or complied with by them on or before the Closing Date, and Subsidiary and NRC are not otherwise in default in any respect under any of the provisions of this Agreement.

     13.3 NO LITIGATION. No litigation, proceeding, investigation, or inquiry is pending or threatened which, if sustained, would enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     13.4 OPINION OF COUNSEL FOR SUBSIDIARY.   Subsidiary  has delivered to
TXEN an opinion of counsel dated as of the Closing Date in a form attached hereto as Exhibit "H."

     13.5 CERTIFIED RESOLUTIONS. Subsidiary and NRC have delivered to TXEN copies of resolutions adopted by Subsidiary's and NRC's Board of Directors, certified as of the Closing Date by the Secretary or an Assistant Secretary of Subsidiary and NRC, approving the execution and delivery of this Agreement and the performance by Subsidiary and NRC of their respective obligations under this Agreement.

     13.6 CERTIFICATES OF FULFILLMENT OF CONDITIONS. Subsidiary and NRC shall have delivered to TXEN certificates, dated as of the Closing Date, stating that the conditions set forth in this Section 13 have been fulfilled.

            SECTION 14. DESIGNATIONS AND AGREEMENTS REQUIRED BY LAW

     As of the Effective Date, if NRC waives the condition set forth in Section 12.12, the Surviving Corporation agrees that it will promptly pay to any dissenting Shareholder of TXEN the amount, if any, to which such Shareholder shall be entitled under the laws of the State of Alabama.

                               SECTION 15. ACCESS

     From the date of this Agreement to the Effective Date, each Constituent Corporation shall provide the other with such information and permit each other's officers and representatives such access to its properties, books and records as the other may, from time to time, reasonably request. Each Constituent Corporation shall inform the other of materially adverse events occurring after the date of this Agreement. If the Merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents and all information received shall be treated as confidential.

                            SECTION 16. TERMINATION

     16.1 CIRCUMSTANCES OF TERMINATION.   This  Agreement may be terminated
(notwithstanding approval by the shareholders of either party):

          (a) By the mutual consent in writing of the Board of Directors of each Constituent Corporation;

          (b) By the Board of Directors of TXEN if any condition provided in
     Section 13 has not been satisfied or waived on or before the Effective
     Date;

          (c) By the Board of Directors of NRC or Subsidiary if any condition provided in Section 12 has not been satisfied or waived on or before the Effective Date;

     16.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to this Section, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder, except for any breach by a party or parties of any representations, warranties or covenants herein contained.

                            SECTION 17. SURVIVAL OF
               REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

     17.1 SURVIVAL. The representations, warranties, and covenants made by TXEN, Shareholders, Subsidiary and NRC in this Agreement will survive the Closing Date and any investigation or inquiry made by either party. The indemnifications contained in this Section 17 shall survive the Closing until November 30, 1998. No indemnified party shall be entitled to assert any claim for indemnification under this Section 17 with respect to the breach of any representation, warranty or covenant contained herein after the date on which such representation or warranty ceases to survive pursuant to this Section
17.1. If an indemnified party shall have notified the indemnifying party of a claim for indemnification under this Section 17 prior to the date on which the right of indemnification ceases to survive, then the indemnified party shall be entitled to prosecute the claim to its completion and be entitled to indemnification hereunder.

     17.2 DEFINITION. As used herein, "Damages" shall mean any obligations, losses, liabilities, security interests, liens, claims, encumbrances, charges, damages, costs, and expenses (including, without limitation, attorneys' fees and other costs and expenses incident to and paid by an indemnified party in connection with the investigation, trial or settlement of any claim, suit, action or proceedings) incurred, suffered or sustained or paid or required to be paid by an indemnified party or reasonably expected to be incurred by an indemnified party. Damages shall be net of any insurance proceeds received by the indemnified party.

     17.3 INDEMNIFICATION BY SHAREHOLDERS. After Closing, each Shareholder agrees to and shall pay, defend and promptly indemnify Surviving Corporation and NRC against, and save and hold Surviving Corporation and NRC harmless from any and all Damages resulting from, arising out of or in connection with (a) any breach or inaccuracy of any of the representations and warranties made by TXEN and Shareholders in this Agreement, the exhibits and schedules hereto, and the certificates and documents executed by them in connection herewith, (b) the breach or non-fulfillment of any agreement or covenant made by TXEN and Shareholders in or pursuant to this Agreement and the transactions contemplated by this Agreement, (c) any undisclosed liabilities or obligations of TXEN and/or (d) any liability or claim or any threatened or potential liability or claim disclosed on Schedules 10.15 and 10.24 hereto. The liability of each Shareholder shall be prorata based on the Merger Consideration received by such Shareholder over the total Merger Consideration received by all Shareholders.

     17.4 INDEMNIFICATION BY SURVIVING CORPORATION AND NRC. Surviving Corporation and NRC agree to jointly and severally pay, defend and promptly indemnify the Shareholders against and save and hold them harmless from any Damages resulting from, arising out of or in connection with (a) any breach or inaccuracy of any of the representations or warranties made by Subsidiary or NRC in this Agreement or (b) the breach of any of the covenants made by Subsidiary or NRC in this Agreement.

     17.5 ALLOCATION OF DAMAGES. Any Damages under Section 17.3 may be recovered either by Surviving Corporation or NRC, as elected by NRC, or such Damages may be allocated to NRC and Surviving Corporation as NRC, in its sole discretion, may determine.

     17.6 NOTICE OF CLAIM. Any party seeking indemnification hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") in writing, of any claim for recovery, specifying in reasonable detail the nature of the Damage, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnitee shall provide to the Indemnitor as promptly as practicable thereafter information and documentation reasonably requested by the Indemnitor to support and verify the claim asserted.

     17.7 DEFENSE OF THIRD PARTY CLAIMS. If the facts pertaining to such Damages arise out of the claim of any third party, the Indemnitor may assume the defense thereof by written notice to Indemnitee, including the employment of counsel or accountants at the Indemnitor's cost and expense. The Indemnitee shall have the right to employ counsel separate from counsel employed by the Indemnitor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnitee shall be at its expenses. The Indemnitor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the Indemnitor does not assume the defense or the prosecution of the claim within thirty (30) days of notice thereof, the Indemnitee may settle such claim without the Indemnitor's consent. The Indemnitor shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages without the Indemnitee's prior written consent, which shall not be unreasonably withheld. Whether or not the Indemnitor defends such claims, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     17.8 REDUCTION FOR INSURANCE AND TAX BENEFITS. The Damages which Indemnitor is liable to, for or on behalf of the Indemnitee pursuant to this
Section 17 shall be reduced (including, without limitation, retroactively) through subsequent repayment as described below in this Section 17.8, by an amount equal to any insurance proceeds and tax benefits actually recovered by or on behalf of such Indemnitee relating to the Damages. If an Indemnitee shall have received or shall have paid on its behalf an indemnity payment in respect of any Damages and insurance proceeds and tax benefits in respect of such Damages are also received by the Indemnitee, then such Indemnitee shall pay Indemnitor the amount of such insurance proceeds and tax benefits or, if less, the amount of such indemnity payment. The Indemnitee covenants and agrees to use all reasonable efforts to collect all such sums as are available to it under its existing insurance policies which would be applicable to any such Damages. Whether or not Indemnitee receives any tax benefit shall be determined by Ernst & Young, L.L.P.

     17.9 DEDUCTIBLE. An indemnified party shall make no claim against any indemnifying party for indemnification under this Section 17 unless and until the aggregate amount of such claims against the indemnifying party exceeds $200,000.00 (the "Deductible"), in which event an indemnified party may claim indemnification for all Damages in excess of the Deductible.

     17.10 LIMITATIONS. The amount of indemnification either party may be entitled hereto shall not exceed $4,387,497.19 unless such claims are based on pending or threatened (in writing) litigation, in which case the amount of indemnification will not exceed $10,968,742.98. The limitations set forth herein shall not apply in the case of fraud.

     17.11 ARBITRATION. The parties agree that any claim, controversy or dispute arising out of or relating in any way to this Agreement or the formation, interpretation, performance, enforcement, breach, termination or validity thereof, including the construction and scope of the agreement to arbitrate shall be resolved in accordance with the provisions of Exhibit "I."

                  SECTION 18. CERTAIN COVENANTS OF THE PARTIES
                          WITH RESPECT TO TAX MATTERS

     18.1 TAX RECORDS. TXEN will provide to NRC and Subsidiary copies of all its Tax Returns and other Tax related matters between the date of the execution of this Agreement and the Effective Date and will provide copies to NRC and Subsidiary of all records and information which may be relevant to such returns and matters and will retain such records and information. Any information obtained pursuant to this Section shall be kept confidential by the parties hereto.

     18.2 TXEN FINAL TAX RETURN. The Surviving Corporation agrees that, before filing TXEN's federal income tax return for any taxable period ending on or before the Effective Date, including, without limitation, the information return of TXEN for the partial tax year of TXEN ended on the Effective Date, they will obtain Shareholder Representative's approval and consent (which approval and consent shall not be unreasonably withheld or delayed) for all items of income and deduction shown thereon. The Surviving Corporation will cause the federal and state income tax returns of TXEN for the period ending the day before the Effective Date to be filed with the Internal Revenue Service and state authorities.

           SECTION 19. PIGGYBACK REGISTRATION RIGHTS OF SHAREHOLDERS

     19.1 IN GENERAL. The rights provided for in this section (the "Piggyback Rights") shall apply to those TXEN Shareholders who receive NRC Common Stock in exchange for their TXEN Common Stock pursuant to this Agreement. As used in this section, the term "NRC Common Stock" shall mean the par value $0.01 per share common stock of NRC outstanding as of the date of the execution of this Agreement and shall not include any preferred stock or other special class of stock that may be registered under the Securities Act of 1933 (the "Act"). If (but without any obligation to do so) NRC proposes to register any NRC Common Stock under the Act in connection with the public offering of such NRC Common Stock solely for cash (other than a registration relating solely to the sale of securities to employees of NRC pursuant to a stock option, stock purchase or similar plan, relating to a Rule 145 transaction, relating to a merger or other NRC acquisition, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the NRC Common Stock owned by the Shareholders), NRC shall, at such time, promptly give each Shareholder who owns NRC Common Stock pursuant to an exchange for his or her TXEN Common Stock under this Agreement written notice of such registration. Upon NRC's receipt of the written request of each such Shareholder given within 20 days after NRC's mailing of such notice, NRC shall, subject to the other provisions of this section, cause to be registered under the Act all of the NRC Common Stock that each such Shareholder has requested to be registered, provided, however, that each such Shareholder may only request registration for those shares of NRC Common Stock acquired in exchange for TXEN Common Stock pursuant to this Agreement (the "Registerable Securities"). NRC shall pay all costs for registering the Registerable Securities. When required under the terms of this section to effect the registration of the Registerable Securities, NRC shall, as expeditiously as reasonably possible:

          (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective.

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) furnish to the Shareholders who acquired NRC Common Stock pursuant to this Agreement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the distribution of the Registerable Securities owned by them.

          (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky Laws of such jurisdictions as shall be reasonably requested by the underwriters, provided, however, that the holders of the Registerable Securities shall not be allowed to cause NRC to register and qualify the Registerable Securities under any particular security or Blue Sky Law of any particular state or jurisdiction.

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each holder of Registerable Securities participating in the underwriting shall also enter into and perform his or her respective obligations, as reasonably requested by the managing underwriter, under such an agreement.

It shall be a condition precedent to the obligations of NRC to register the Registerable Securities that the holders of the Registerable Securities shall furnish to NRC such information regarding themselves, the Registerable Securities held by them, and the intended method of disposition of such Registerable Securities as shall be required to effect the registration of such Registerable Securities. Notwithstanding any of the foregoing, NRC shall have the right, in its sole discretion, to terminate the registration of the Registerable Securities and the registration of the other NRC Common Stock which triggered the Piggyback Rights if, at such time, the underwriters are of the opinion that a registration at such time would not be advisable, or if there has been a material adverse change in the condition, business or prospects of NRC or if, for any good and sufficient reason, NRC determines to terminate the registration causing the existence of the Piggyback Rights.

     19.2 EXPENSES, LIMITATIONS AND AGREEMENTS. The holders of the Registerable Securities must bear and pay their prorata portion of any underwriting discounts and commissions. In connection with any offering involving an underwriting, NRC shall not be required to include any of the holders of Registerable Securities in such underwriting unless such holders accept the terms of the underwriting as agreed upon between NRC and the underwriters selected by NRC, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by NRC or the NRC shareholders demanding such registration. If the total amount of Registerable Securities that all Shareholders with Piggyback Rights under this section request to be included in such offering exceeds (when combined with the securities being offered by NRC or its other shareholders) the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then NRC shall be required to include in the offering only that number of Registerable Securities which the underwriters believe will not jeopardize the success of the offering and the Registerable Securities so included shall be apportioned, prorata, among the Shareholders in accordance with their respective ownership percentages or in such other proportions as they shall mutually agree. The definitive agreements shall contain such other provisions as the parties may require and agree in connection with the Piggyback Rights, to include provisions requiring the Shareholders to indemnify NRC or any underwriter in connection with any untrue statement of material fact or the omission to state material facts committed or omitted by the Shareholders in connection with the offering.

     19.3 NO ASSIGNMENT OF PIGGYBACK RIGHTS. The Piggyback Rights may not be assigned by a Shareholder owning Registerable Securities to any person, executor, personal representative, transferee or assignee of the Registerable Securities owned by the Shareholder.

     19.4 TRANSFER RESTRICTION. Each Shareholder exercising Piggyback Rights will agree that he or she will not, to the extent requested by NRC and/or any underwriter, sell, make any short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose of any NRC Common Stock (including the Registerable Securities) without the prior written consent of NRC and/or such underwriter, as the case may be, during the 180 day period following the effective date of the Registration Statement of NRC filed under the Act. In order to enforce the foregoing covenant, NRC may impose stop-transfer instructions with respect to the Registerable Securities until the end of such 180 day period.

     19.5 TERMINATION. These Piggyback Rights under this Section shall terminate one year after the Effective Date and thereafter, no Shareholder shall have any right to require registration of his or her NRC Common Stock.

                       SECTION 20. POST CLOSING COVENANTS

     After the Closing, NRC and Subsidiary covenant as follows:

     (a) Any key employee term life insurance policies owned by TXEN where TXEN was named beneficiary insuring the Shareholders shall be distributed to the insured.

     (b) Stock options covering 30,000 shares of NRC Common Stock will be reserved for issuance under the NRC Stock Option Plan to employees of the Subsidiary as recommended by Thomas L. Patterson, and as approved by the NRC Stock Option Committee.

     (c) The 401(k) Plan of TXEN shall continue to be maintained by the Subsidiary after the Closing, provided that Subsidiary may maintain such a separate plan under applicable provisions of the Internal Revenue Code as a member of a controlled group of corporations and that maintenance of such separate plan will not disqualify the 401(k) Plan maintained by NRC or the 401(k) Plan maintained by Subsidiary under the qualification provisions of the Internal Revenue Code or ERISA. Nothing contained herein shall require NRC to amend or terminate its qualified retirement plan in order to maintain the separate existence of the 401(k) Plan of TXEN.

                         SECTION 21. GENERAL PROVISIONS

     21.1 FURTHER ASSURANCES. At any time, and from time to time, before and after the Effective Date, each party will execute such additional instruments and documents and take such action as may be reasonably requested by any other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     21.2 WAIVER. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by any other party.

     21.3 BROKER. Each party represents to the others that no broker or finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders.

     21.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or on the second day after sent by prepaid first-class, registered or certified mail, return receipt requested or on the next day after sent by nationally recognized overnight delivery service, as follows:

     If to Subsidiary or        NICHOLS SELECT CORPORATION
     the Surviving              c/o Chris H. Horgen
                                Nichols Research Corporation
                                4040 Memorial Parkway South
                                Huntsville, Alabama  35802

     If to NRC:                 Chris H. Horgen, Chairman and
                                Michael Mruz, President
                                Nichols Research Corporation
                                4040 Memorial Parkway South
                                Huntsville, Alabama  35802

     If to the                  Thomas L. Patterson
     Shareholders:              Shareholder Representative
                                10 Inverness Center Parkway
                                Suite 140
                                Birmingham, AL 35242

     If to TXEN prior to the    Thomas L. Patterson, President
     Effective Date:            TXEN, INC.
                                10 Inverness Center Parkway
                                Suite 140
                                Birmingham, AL 35242

     21.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other Agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     21.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama.

     21.7 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, provided, however, that no party may assign its rights or delegate its duties under this Agreement and no party may assign this Agreement without the written consent of the other party, which may be withheld in the sole discretion of the other party, provided, however, that NRC may assign and/or delegate the Subsidiary's duties, rights and obligations hereunder and may assign the Agreement as it relates to Subsidiary to any other wholly owned Subsidiary of NRC.

     21.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.9 INTERPRETATION AND CONSTRUCTION. Each party to this Agreement acknowledges and agrees that it and he is sophisticated in business matters and has been represented, at all times, by counsel of its and his own choosing. Consequently, any rule of law or construction which would require ambiguities in this Agreement to be resolved against the party that has drafted this Agreement shall not be applicable and is waived.

     21.10 SHAREHOLDER REPRESENTATIVE. The Shareholders hereby elect and appoint Thomas L. Patterson as the Shareholder Representative and vest him with the full power and authority, as agent and attorney-in-fact for the Shareholders, to communicate and receive all notices, to give notices, counter notices, joint written instructions and make payments and other communications on behalf of the Shareholders, and to make agreements, compromises, waivers and settlements with respect to this Agreement and the Escrow Agreement executed herewith and to resolve all disputes under this Agreement. Thomas L. Patterson shall serve as Shareholder Representative until NRC receives written notice from Shareholders who held, prior to the Effective Date, more than 50% of the outstanding TXEN Common Stock, that another Shareholder has been named as the Shareholder Representative. The appointment of Thomas L. Patterson as Shareholder Representative shall be considered a durable power of attorney, a power of attorney coupled with an interest and to the extent permitted by law shall survive the incapacity of any Shareholder and the death of any Shareholder and the incapacity or death of any Shareholder shall not affect the validity of such appointment by the other Shareholders.

     21.11 CORPORATE POLICIES, ETC. All corporate acts, plans, policies, approvals and authorizations of TXEN which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Subsidiary and shall be as effective and binding thereon as they were on TXEN. Without limiting the foregoing, all welfare benefit plans, salaries of the employees of TXEN, employment policies, and sales and other policies in effect immediately prior to the Merger shall be continued by the Subsidiary, except to the extent such employees become employees of NRC. This Section shall not prevent the Board of Directors or officers of the Subsidiary from amending or termination such acts, plans, policies, approvals and authorizations after the Effective Date. This
Section is not intended to benefit any employee of TXEN or any other third party.


     21.12 SEVERABILITY. In the event any provision contained in this Agreement shall be deemed or rendered illegal, against public policy or unenforceable by any court of competent jurisdiction for any reason, then such provision shall be deemed amended to the extent consistent with law and public policy, provided, however, that if such amendment cannot be accomplished, such provision shall be deemed severed from this Agreement and shall not make or render any other provision contained herein unenforceable or affect any other provision in this Agreement in any respect whatsoever.

     21.13 KNOWLEDGE. Whenever a matter is represented or warranted with respect to the knowledge of TXEN, the knowledge of any Shareholder with regard to such matter shall be deemed to be the knowledge of TXEN and the knowledge of persons other than a Shareholder shall not be deemed to be the knowledge of TXEN.

     IN WITNESS WHEREOF, each Constituent Corporation, pursuant to authority duly given by its Board of Directors and NRC, has caused this Agreement to be executed on its behalf by its duly authorized officers, all in accordance with
Section 103 of the General Corporation Law of the State of Delaware and Section 10-2B-11.05 of Alabama Business Corporation Act, and the Shareholders have hereunto set their hands and seals, all as of the day and year first above written.

                              NICHOLS RESEARCH CORPORATION, a
                              Delaware corporation


                              By: Michael J. Mruz
                                  --------------------------------------
                                  Its President

ATTEST:

Patsy L. Hattox
----------------------
Secretary

                              NICHOLS SELECT CORPORATION, a
                              Delaware corporation

                                   Michael J. Mruz
                              By: --------------------------------------
                                  Its Chief Executive Officer

ATTEST:

Patsy L. Hattox
----------------------
Secretary

                              TXEN, INC., an Alabama corporation

                              By: Thomas L. Patterson
                                  --------------------------------------
ATTEST:                           Its President

Paul D. Reaves
----------------------
Secretary

                              THE SHAREHOLDERS OF TXEN, INC.:


                              Thomas L. Patterson
                              --------------------------------------
                              Thomas L. Patterson

                              Paul D. Reaves
                              --------------------------------------
                              Paul D. Reaves

                              Chris H. Horgen
                              --------------------------------------
                              Chris H. Horgen

                              Philip Bowling
                              --------------------------------------
                              Philip Bowling

                              Billy E. Callans
                              --------------------------------------
                              Billy E. Callans

                              William L. Crocker
                              --------------------------------------
                              William L. Crocker

                              Jeffery J. Fisher
                              --------------------------------------
                              Jeffrey J. Fisher

                              Gregory L. Fuller
                              --------------------------------------
                              Gregory L. Fuller

                              Noel Gartman
                              --------------------------------------
                              Noel Gartman

                              Robert D. Goodworth
                              --------------------------------------
                              Robert D. Goodworth

                              Bryan V. Jennings
                              --------------------------------------
                              Bryan V. Jennings

                              Amy E. Knowles
                              --------------------------------------
                              Amy E. Knowles

                              Scott L. McFarland
                              --------------------------------------
                              Scott L. McFarland

                              Patricia R. Mize
                              --------------------------------------
                              Patricia R. Mize

                              Todd K. Morgan
                              --------------------------------------
                              Todd K. Morgan

                              Nancy R. Onaka
                              --------------------------------------
                              Nancy R. Onaka

                              Roy T. Sailor
                              --------------------------------------
                              Roy T. Sailor

                              Steven A. Selikoff
                              --------------------------------------
                              Steven A. Selikoff

                              Annie M. Till
                              --------------------------------------
                              Annie M. Till

                              Maxine Wade
                              --------------------------------------
                              Maxine Wade

                              Richard G. Waggener
                              --------------------------------------
                              Richard G. Waggener

                              David A. Watts
                              --------------------------------------
                              David A. Watts

                              Terence A. Weber
                              --------------------------------------
                              Terence A. Weber

                              H. Grey Wood
                              --------------------------------------
                              H. Grey Wood

                              Board  of  Trustees  of  the  University  of
                                Alabama, for use of and on behalf of the University of Alabama, Tuscaloosa, Alabama


                              By: Robert A. Wright
                                  --------------------------------------
                                   Its Vice President for Financial
                                       Affairs and Treasurer


                              By: Reba J. Essary
                                  --------------------------------------
                                   Its Comptroller and Associate Treasurer

                              Thomas L. Patterson
                              ----------------------------------------------
                              Thomas L. Patterson, Trustee of the Patterson
                                 Family  Charitable  Unitrust,  established
                                 August 5, 1997